UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events

Item 8.01	Other Events.

On April 5, 2006, Viacom Inc. announced that it has agreed to sell a total of $4.75 billion in aggregate principal amount of senior notes and debentures, comprised of $1.50 billion in aggregate principal amount of 5.75% senior notes due 2011 at a price equal to 99.396% of the principal amount thereof (the “2011 Senior Notes”), $1.50 billion in aggregate principal amount of 6.25% senior notes due 2016 at a price equal to 99.561% of the principal amount thereof (the “2016 Senior Notes”) and $1.75 billion in aggregate principal amount of 6.875% senior debentures due 2036 at a price equal to 99.003% of the principal amount thereof (the “2036 Debentures” and, together with the 2011 Senior Notes and the 2016 Senior Notes, the “Senior Notes and Debentures”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. A copy of the related press release, dated April 5, 2006, is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press release dated April 5, 2006 announcing the offering of Senior Notes and Debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: April 7, 2006

Exhibit Index

Exhibit Number	Description of Exhibit

99	Press release dated April 5, 2006 announcing the offering of Senior Notes and Debentures.